EXHIBIT 32.1

Statement of Chief Executive Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of SDG&E Funding LLC (the "Company") certifies that:

(i)	the Quarterly Report on Form 10-Q/A of the Company filed with the Securities and Exchange Commission for the quarterly period ended June 30, 2005 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section
15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Quarterly Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.



August 15, 2005
                                           /s/ Charles A. McMonagle
                                           ______________________
                                            Charles A. McMonagle
                                            Chief Executive Officer